Exhibit 4.1

00010543C1MVBF I COlICUSIC0000016284 I CAPIN10263100262501111 I THIS CERTIFIES that is the owner of MVB Financial Corp. ORGANIZED UNDER THE LAWS OF THE STATE OF WEST VIRGINIA COMMON STOCK COMPUTERSHARE SHAREHOLDER SERVICES INC <SPECIMEN CERTIFICATE> 250 ROYALL ST CANTON MA 02021 **ONE** CUSIP 553810 10 2 SEE REVERSE FOR CERTAIN DEFINITIONS ************1***** *************1**** **************1*** ***************1** ****************1* sik sp Fr! lie rno FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $1.00 PER SHARE OF MVB Financial Corp. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its Corpoeatc seal to be here unto affixed. DATED: 08-DEC-2015 e6Tnua)i SECRETARY w a n ci,9/ (112 0 R,1)., SEAC(\ 2004 sT v tigo\ CHIEF EXECUTIVE OFFICER 31,1111VNOIS 03Z11:10KUIV ›33 ZZ mm mm om (7,› mm ›z 13 -I M. BURR KEIM. PHILA.

SPECIMEN The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM—as tenants in common UNIF GIFT MIN ACT- CJstodiail TEN ENT—as tenants by the entireties (Gust) (Minor) JT TEN—as joint tenants with right of under Uniform Gifts ‘o Miners survivorship and not as tenants Act in common (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE) Shares of the Common Stock represented by the within Certificate, and do hereby irarvocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated.’ X X THE SIGNATURE(S) TO THIS ASSIGNMENT MUST C.-.D:lrES.I’OND WITH THE NAME(S) NOTICE: AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHAT7VER Signature(s) Guaranteed BY: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.